Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes C. WILLIAM CARMEAN his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 of Millennium Chemicals
Inc. with respect to the MILLENNIUM SAVINGS &
INVESTMENT PLAN and THE MILLENNIUM CHEMICALS
INC. SUPPLEMENTAL SAVINGS & INVESTMENT PLAN to sign and file any other documents in connection therewith, including amendments thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of January 2002.



/s/ William M. Landuyt   			/s/ Robert E. Lee
William M. Landuyt           			Robert E. Lee



/s/  Baker					/s/ Worley H. Clark, Jr.
Lord Baker					Worley H. Clark, Jr.



/s/ Martin D. Ginsburg				/s/ Glenarthur
Martin D. Ginsburg				Lord Glenarthur



                  				/s/ Martin G. Taylor
David J.P. Meachin				Martin G. Taylor



/s/ John E. Lushefski
John E. Lushefski